UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2021 (July 1, 2021)

Watford Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-38788	98-1155442
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Waterloo House, 1st Floor
100 Pitts Bay Road,	Pembroke	HM 08,	Bermuda
(Address of principal executive offices)

(441)	278-3455
(Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WTRE	Nasdaq Global Select Market
8½% Cumulative Redeemable Preference Shares	WTREP	Nasdaq Global Select Market

INTRODUCTORY NOTE

On July 1, 2021, Watford Holdings Ltd. (the "Company") completed the previously announced merger of Greysbridge Ltd. ("Merger Sub") with and into the Company (the "Merger"), whereby the separate corporate existence of Merger Sub ceased and the Company became a wholly-owned subsidiary of Greysbridge Holdings Ltd. The Merger was effected pursuant to an Agreement and Plan of Merger by and among the Company, Arch Capital Group Ltd. and Merger Sub (as amended and assigned, the "Merger Agreement"). The Merger became effective on July 1, 2021 (the “Effective Time”) pursuant to the Certificate of Merger that was issued by the Registrar of Companies in Bermuda on such date.

Item 1.02        Termination of a Material Definitive Agreement.

On July 1, 2021, the Company and Watford Re Ltd. (“Watford Re”) delivered to HPS Investment Partners, LLC (“HPS”) notice of the occurrence of a “Company Termination Event” as defined in Section 14(b)(v) of the Second Amended and Restated Investment Management Agreement (the “IMA”), dated as of April 30, 2018 and effective as of January 1, 2018, by and among the Company, Watford Re, HPS and Arch Underwriters Ltd. The notice stated that Watford Re was exercising its option, in accordance with Section 14(d) of the IMA, to terminate the IMA effective as of July 1, 2021 (the “Termination Date”), and that, as of the Termination Date, each of the separate investment management agreements by and among HPS and the Company’s subsidiaries Watford Insurance Company Europe Limited, Watford Insurance Company, Watford Specialty Insurance Company and Watford Asset Trust I, was also terminated. Under the terminated agreements HPS acted as the investment manager with respect to the non-investment grade investment portfolios of the Company and its subsidiaries which represented approximately 69% of the Company’s total investments as of December 31, 2020. The terminated agreements were filed as Exhibits 10.9, 10.10, 10.11, 10.12 and 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Company and HPS have initiated discussions on a new set of investment management agreements. No assurances can be made that any such new investment management agreements will be entered into with HPS.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each of Walter Harris, Deborah DeCotis, Elizabeth Gile, Jonathan Levy, Garth Lorimer Turner and Thomas Miller resigned from the board of directors of the Company. The decision of each of the departing directors to resign was not the result of any disagreement with the Company and was solely as a result of the Merger.

Pursuant to the Merger Agreement, upon the closing of the Merger, the directors of Merger Sub (Chris Collins, Steve Dutton, Jerome Halgan, Nicholas Lee, Nicolas Papadopoulo, Maamoun Rajeh, and Michael Thompson) immediately prior to the Effective Time became the directors of the Company as of immediately following the Merger. Messrs. Papadopoulo and Rajeh were directors of the Company immediately prior to the Effective Time. Messrs. Collins and Dutton were appointed as directors by certain investment funds managed by Kelso & Company; Messrs. Lee and Thompson were appointed as directors by certain investment funds managed by Warburg Pincus LLC; and Messrs. Halgan, Papadopoulo and Rajeh were appointed as directors by Arch Reinsurance Ltd.

Pursuant to the Merger Agreement, upon the closing of the Merger, the officers of Merger Sub (Jonathan Levy, Chief Executive Officer, and Elizabeth Cunningham, Chief Risk Officer) immediately prior to the Effective Time became the officers of the Company as of immediately following the Merger. In addition, the board of directors of the Company subsequently reappointed Robert Hawley as Chief Financial Officer effective as of July 1, 2021. Laurence Richardson no longer has the title Chief Operating Officer. Information about Mr. Levy, Mr. Hawley and Ms. Cunningham is contained in the Company’s Annual Report on Form 10K/A filed with the SEC on April 29, 2021, which information is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On July 1, 2021, following consummation of the Merger, the bye-laws of the Company were amended and restated in their entirety. A copy of the amended and restated bye-laws of the Company is filed herewith as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
3.3	Amended and Restated Bye-laws of Watford Holdings Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 8, 2021

WATFORD HOLDINGS LTD.

By:	/s/ Jonathan D. Levy
Name: Jonathan D. Levy Title: Chief Executive Officer

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